EX-99.1

SHOE CARNIVAL REPORTS THIRD QUARTER RESULTS; REAFFIRMS FISCAL 2025 OUTLOOK

November 20, 2025

FOR IMMEDIATE RELEASE

FORT MILL, SC - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of footwear and accessories for the family, today reported results for the third quarter ended November 1, 2025, updated its Fiscal 2025 outlook, and provided expected impacts from its One Banner Strategy.

Third Quarter 2025 Highlights

•
EPS of $0.53 and net sales of $297.2 million exceeded consensus expectations.
•
Shoe Station net sales grew 5.3 percent; Shoe Station product margins expanded 260 basis points.
•
Progressing toward one brand and simplified structure; well over 90 percent of fleet to operate as Shoe Station before the end of Fiscal 2028.

“Third quarter results exceeded expectations. Shoe Station is winning - up over 5 percent in sales with 260 basis point margin expansion. We’re consolidating to one brand because the performance gap is undeniable. Over time, this unlocks $20 million in savings and $100 million in working capital to fund growth from our debt-free balance sheet,” said Mark Worden, President and Chief Executive Officer.

Third Quarter 2025 Operating Results

Net sales of $297.2 million exceeded consensus expectations and compared to $306.9 million in third quarter 2024. Comparable store sales declined 2.7 percent.

By banner, third quarter 2025 performance continued to highlight the strength of the One Banner Strategy announced on November 13, 2025:

•
Shoe Station net sales grew 5.3 percent, inclusive of a mid-single digit comparable store increase.
•
Shoe Carnival net sales declined 5.2 percent with comparable store sales down mid-single digits, as lower-income consumers remained pressured.
•
Rogan’s generated more than $21 million in net sales, consistent with integration plans.

Gross profit margin was 37.6 percent, expanding 160 basis points compared to the prior year. Merchandise margin improved 190 basis points, driven by disciplined pricing, favorable mix shift toward higher income Shoe Station customers, and strategic inventory investments. These gains more than offset approximately 30 basis points of deleverage in buying, distribution, and occupancy costs.

Gross profit increased to $111.8 million from $110.4 million in the prior year, driven by Shoe Station growth and disciplined pricing across all banners.

Net income was $14.6 million, or $0.53 per diluted share (“EPS”), compared to $19.2 million, or $0.70 per diluted share, in the prior year period. The Company estimates EPS included a negative impact of approximately $0.22 from rebanner investments in third quarter 2025 and approximately $0.58 per share year-to-date in Fiscal 2025.

Fiscal 2025 Outlook

The Company reaffirmed its Fiscal 2025 net sales outlook and updated its EPS outlook following strong third quarter results and accelerated rebanner execution. The Company now expects EPS for Fiscal 2025 in a range of $1.80 to $2.10, an increase in the lower end of the range of $0.10.

Balance Sheet and Liquidity

The Company ended third quarter 2025 debt-free, and cash, cash equivalents, and marketable securities totaled $107.7 million at quarter end, an increase of 18.2 percent compared to the prior year.

Consistent with the past 20 consecutive years, the Company fully funded its operations and growth investments from operating cash flow and cash reserves. The Company expects to continue generating ample liquidity to self-fund the One Banner Strategy and support other strategic opportunities.

Year-to-date capital expenditures totaled $38.3 million, primarily supporting rebannered stores.

The Company had $50 million remaining under its existing share repurchase authorization.

One Banner Strategy Update

On November 13, 2025, the Company announced its Board of Directors unanimously approved changing the corporate name to Shoe Station Group, Inc. The name change is subject to shareholder approval at the Annual Meeting in June 2026.

As of November 20, 2025, Shoe Station represents 144 stores and 34 percent of the Company’s 428-store fleet, up from 10 percent at the start of Fiscal 2025. The Company completed integration of its 28-store Rogan’s acquisition into the Shoe Station banner in October 2025. Beginning in fourth quarter 2025, Rogan’s results will be reported as part of Shoe Station.

The Company is on track to operate 215 Shoe Station stores by Back-to-School 2026, representing 51 percent of the fleet. The Company expects well over 90 percent of its fleet to operate as Shoe Station before the end of Fiscal 2028, with remaining locations evaluated for rebannering, outlet repositioning, or closure.

One Banner Strategy Timeline and Expected Impacts

Expected Benefits by End of Fiscal 2027

The Company’s transition to Shoe Station as the primary operating banner is expected to deliver significant value:

•
$20 million in annual cost savings from reduced dual-brand complexity across merchandising, marketing, systems, supply chain, and back office.

•
$100 million reduction in inventory investment (20-25 percent) as Shoe Station's merchandising model requires less inventory per store to deliver a superior customer experience.
•
Return to comparable store sales growth as Shoe Station becomes the dominant banner.
•
EPS growth as cost savings are captured, rebanner investments moderate, and sales growth resumes. Growth is expected to accelerate into Fiscal 2028 as the One Banner Strategy nears completion.

Fiscal 2026: Investment Required to Capture Long Term Benefits

To reach the critical 51 percent Shoe Station threshold by Back-to-School 2026, the Company expects to rebanner 70 stores, requiring capital expenditures of $25 to $35 million and rebanner investment of $25 to $30 million. This rebanner investment includes lost sales, store closing costs, including inventory liquidation, additional depreciation, customer acquisition costs and other costs. The Company continues to expect payback of this rebanner investment within two to three years following each store’s conversion.

In Fiscal 2026, the Company expects net sales to decline low-to-mid single digits in the first half before returning to flat-to-low single digit growth in the second half as Shoe Station surpasses 51 percent of the fleet. The Company expects EPS in Fiscal 2026 will be lower than Fiscal 2025 due to lower sales and rebanner investments. Approximately $50 to $60 million in inventory reduction is expected in Fiscal 2026, which more than fully funds the rebanner capital expenditures.

Conference Call

Today, at 9:00 a.m. Eastern Time, the Company will host a conference call to discuss its third quarter results. Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on the Company’s website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of November 20, 2025, the Company operated 428 stores in 35 states and Puerto Rico under its Shoe Carnival and Shoe Station banners and offers shopping at www.shoecarnival.com and www.shoestation.com. Headquartered in Fort Mill, SC, and with distribution and support operations located in Evansville, IN, Shoe Carnival, Inc. trades on The Nasdaq Stock Market LLC under the symbol SCVL.

Press releases and annual reports are available on the Company's website at www.shoecarnival.com.

Contact Information

W. Kerry Jackson

Chief Financial Officer

(812) 867-4034

scvlir@scvl.com

www.shoecarnival.com

(812) 867-6471

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we”, “our” and “us” refer to Shoe Carnival, Inc. This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, such as statements about our future growth, operations, cash flows and shareholder returns.

A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to increase our comparable stores net sales and achieve expected operating results from rebannering Shoe Carnival locations into Shoe Station locations within expected time frames, or at all; our ability to achieve expected operating results from, and planned growth of, our Shoe Station banner, including expected cost savings, synergies and inventory reductions from operating principally under one banner, within expected time frames, or at all; the impact of competition and pricing, including our ability to maintain current promotional intensity levels; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; our ability to control costs and meet our labor needs in a rising wage, inflationary, and/or supply chain constrained environment; the effects and duration of economic downturns and unemployment rates; the potential impact of national and international security concerns, including those caused by war and terrorism, on the retail environment; general economic conditions in the areas of the continental United States and Puerto Rico where our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to successfully utilize the e-commerce sales channel and its impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where many of our stores are located and the impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our omnichannel sales; the effectiveness of our inventory management, including our ability to manage key merchandise vendor relationships and direct-to-consumer initiatives; changes in our relationships with other key suppliers; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations including at our distribution center located in Evansville, IN; the impact of natural disasters, public health and political crises, civil unrest, and other catastrophic events on our operations and the operations of our suppliers, as well as on consumer confidence and purchasing in general; the duration and spread of a public health crisis and the mitigating efforts deployed, including the effects of government stimulus on consumer spending; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to effectively achieve the operating results from, and maintain the synergies, efficiencies and other benefits gained through, our acquisition strategy, including our recent acquisition of Rogan’s; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to identify, consummate or effectively integrate future acquisitions, our ability to implement and adapt to new technology and systems, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or a disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; future stock repurchases under our stock repurchase program and future dividend payments;

and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “aims,” “on track,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Thirteen	Thirteen	Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net sales	$297,155	$306,885	$881,258	$939,946
Cost of sales (including buying, distribution and occupancy costs)	185,318	196,503	554,836	602,821
Gross profit	111,837	110,382	326,422	337,125
Selling, general and administrative expenses	93,214	85,853	270,606	260,010
Operating income	18,623	24,529	55,816	77,115
Interest income	(1,101)	(1,148)	(2,986)	(2,623)
Interest expense	78	139	233	412
Income before income taxes	19,646	25,538	58,569	79,326
Income tax expense	5,000	6,296	15,355	20,225
Net income	$14,646	$19,242	$43,214	$59,101
Net income per share:
Basic	$0.54	$0.71	$1.58	$2.18
Diluted	$0.53	$0.70	$1.57	$2.15
Weighted average shares:
Basic	27,344	27,161	27,305	27,154
Diluted	27,597	27,565	27,513	27,488

Cash dividends declared per share	$0.150	$0.135	$0.450	$0.405

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	November 1,	February 1,	November 2,
	2025	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$94,369	$108,680	$77,235
Marketable securities	13,294	14,432	13,866
Accounts receivable	7,094	9,018	8,678
Merchandise inventories	435,296	385,605	406,599
Other	22,986	18,409	20,662
Total Current Assets	573,039	536,144	527,040
Property and equipment – net	187,779	172,806	174,171
Operating lease right-of-use assets	340,931	343,547	351,023
Intangible assets	40,934	40,968	40,979
Goodwill	18,018	18,018	18,018
Other noncurrent assets	11,840	12,650	13,198
Total Assets	$1,172,541	$1,124,133	$1,124,429

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$65,853	$52,030	$57,283
Accrued and other liabilities	23,567	25,382	20,050
Current portion of operating lease liabilities	51,906	53,013	58,432
Total Current Liabilities	141,326	130,425	135,765
Long-term portion of operating lease liabilities	310,885	314,974	317,679
Deferred income taxes	25,203	18,879	17,639
Deferred compensation	10,988	10,011	13,449
Other	962	848	4,239
Total Liabilities	489,364	475,137	488,771
Total Shareholders’ Equity	683,177	648,996	635,658
Total Liabilities and Shareholders’ Equity	$1,172,541	$1,124,133	$1,124,429

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended
	November 1, 2025	November 2, 2024
Cash Flows From Operating Activities
Net income	$43,214	$59,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,345	22,762
Stock-based compensation	5,664	5,204
Loss (Gain) on retirement and impairment of assets, net	1,808	(415)
Deferred income taxes	6,324	(676)
Non-cash operating lease expense	44,100	41,790
Other	852	1,270
Changes in operating assets and liabilities:
Accounts receivable	1,923	(3,720)
Merchandise inventories	(49,691)	(18,563)
Operating leases	(46,680)	(40,139)
Accounts payable and accrued liabilities	12,669	(8,714)
Other	(8,269)	188
Net cash provided by operating activities	37,259	58,088

Cash Flows From Investing Activities
Purchases of property and equipment	(38,334)	(24,778)
Investments in marketable securities	(1,995)	(502)
Sales of marketable securities and other	3,470	1,406
Acquisition, net of cash acquired	0	(44,384)
Net cash used in investing activities	(36,859)	(68,258)

Cash Flow From Financing Activities
Proceeds from issuance of stock	135	132
Dividends paid	(12,633)	(11,039)
Shares surrendered by employees to pay taxes on stock-based compensation awards	(2,213)	(688)
Net cash used in financing activities	(14,711)	(11,595)
Net decrease in cash and cash equivalents	(14,311)	(21,765)
Cash and cash equivalents at beginning of period	108,680	99,000
Cash and cash equivalents at end of period	$94,369	$77,235